                                                                  EXHIBIT 5.1

                                 April 2, 1999


RemedyTemp, Inc.
101 Enterprise
Aliso Viejo, CA  92656

        Re:    Registration Statement on Form S-8
               for Amended and Restated 1996 Stock Incentive Plan

        Ladies and Gentlemen:

        I have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof, to register under the Securities Act of 1933, as amended (the "Act"), an additional 575,000 shares of RemedyTemp, Inc. (the "Company") Class A Common Stock, par value $0.01 per share (the "Common Stock"), available to be issued pursuant to awards granted under the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan").

        For purposes of rendering this opinion, I have made such legal and factual examinations as I have deemed necessary under the circumstances and, as part of such examination, I have examined originals and copies, certified or otherwise, identified to our satisfaction, of the Plan, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plan and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as I have deemed necessary or appropriate. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is my opinion that the Common Stock, when issued and paid for in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.


                                            Very truly yours,

                                            /s/ Cosmas N. Lykos

                                            Cosmas N. Lykos, Esq.